Exhibit 10.22

SUPPLEMENTARY AGREEMENT

THIS SUPPLEMENTARY AGREEMENT (“Agreement”) is made and entered into as of 1 March 2023, by and between:

●	Coco Alexandra PR & Events Limited who operates the brand name Voltage Public Relations (“Party A”), a business registered in Hong Kong with business registration number 62889949;

●	Voltage X Innovations Limited (“Party B”), a to-be-incorporated company in Seychelles; and

●	Insight Property Wealth Pty Limited (“Party C”), an Australia incorporated company with registration number ABN 36 666 542 043, having its principal place of business at Level 1/2 Eaton Mall, Oakleigh, Victoria 3166.

WHEREAS:

1.	Party A operates under the trade name “Voltage Public Relations”

2.	Party B will be incorporated in Seychelles and will assume obligations and responsibilities associated with certain business contracts.

3.	Party C and Party B executed an Engagement Agreement on 1 March 2023 (the “Engagement Agreement”) concerning certain business activities.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Parties agree as follows:

1.	Acknowledgment and Supplement to Engagement Agreement

1.1	This Agreement serves as a supplement to the Engagement Agreement executed between Party B and Party C.

1.2	Party C acknowledges that all obligations and contracts under the Engagement Agreement, until the incorporation of Party B, will be performed under the business name of Party A (Voltage Public Relations).

1.3	Party B will be incorporated in Seychelles in the future. Upon such incorporation, all obligations, businesses, and contracts referred to or introduced to Party A by Party C shall be transferred to, assumed, and performed by Party B.

2.	Obligations and Performance

2.1	From the date of this Agreement, all businesses and contracts introduced to Party A by Party C, as part of the Engagement Agreement, will be conducted under Party A’s business name until the incorporation of Party B.

2.2	Upon the incorporation of Party B, all such businesses, contracts, obligations, and related performances will automatically transfer to and be assumed by Party B. Party B will be responsible for fulfilling all obligations, including any performance obligations, arising under those contracts.

3.	Indemnification

3.1	Indemnification by Party B: Upon incorporation of Party B, it agrees to indemnify, defend, and hold harmless Party A, Party C and all directors and officers from any claims, liabilities, losses, damages, costs, or expenses, whether arising from contracts, trades, or businesses referred to Party A or to Party B post-incorporation.

4.	Marketing and Communication

4.1	For clarity, all parties acknowledge that any businesses introduced by Party C to either Party A or Party B (upon incorporation) for ultimate clients will be communicated and marketed under the name Voltage X Innovations Limited for ease of marketing and branding. Party C further acknowledges that for the purposes of businesses and performance, Party A and Party B are considered as the same person for these purposes.

5.	Representations and Warranties

5.1	Party A represents and warrants that it is duly registered in Hong Kong and has the full legal right to conduct its business under the brand name “Voltage Public Relations.”

5.2	Party B represents and warrants that upon incorporation, it will assume all obligations, contracts, and liabilities related to the businesses and contracts outlined in this Agreement.

5.3	Party C represents and warrants that it is a duly incorporated entity and that it has the full authority to enter into this Agreement.

6.	Governing Law

6.1	This Agreement shall be governed by and construed in accordance with the laws of Seychelles.

7.	Miscellaneous

7.1	Entire Agreement: This Agreement, along with the Engagement Agreement, constitutes the entire understanding between the Parties concerning the subject matter herein and supersedes any prior agreements or understandings, whether oral or written.

7.2	Amendments: Any modification or amendment to this Agreement must be in writing and signed by all Parties.

7.3	Termination: This Agreement shall remain in force until terminated by mutual consent in writing.

7.4	Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

Voltage Public Relations

By:	/s/ Lun Tak Po
Name:	Lun Tak Po, on behalf of Party A
Title:	Director

Voltage X Innovations Limited

By:	/s/ Lun Tak Po
Name:	Lun Tak Po

Insight Property Wealth Pty Limited

By:	/s/ Terence Cheung
Name:	Terence Cheung
Title:	Head of Sales

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